UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2009

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14049	06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue Norwalk, Connecticut		06851
(Address of Principal Executive Office)		(Zip Code)

(203) 845-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2009 Annual Meeting of Shareholders of IMS Health Incorporated (the “Company”), the shareholders approved an amendment to Article Fifth, Article Seventh and Article Ninth of the Company’s Restated Certificate of Incorporation (the “charter”) to eliminate the Company’s supermajority vote provisions.  The amendment to the charter permits the holders of a majority of the outstanding shares of the Company to amend all provisions of the charter or the Company’s By-laws or to remove a Continuing Classified Director for cause.  In addition, the amendment removed the supermajority vote provision regarding shareholders’ right to fill a directorship at a special meeting where Delaware law confers such power on shareholders.  The Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 4, 2009 and a copy thereof is attached as Exhibit 3.1 to this Form 8-K.

In order to fully effectuate the elimination of the supermajority vote provisions, the Company amended the Company’s By-laws by deleting the supermajority vote provision regarding shareholders’ right to fill a directorship at a special meeting where Delaware law confers such power on shareholders, which was contained in Article II Section 2, and by amending Article IX to remove the supermajority vote requirement to amend certain By-laws and to provide that all By-laws may be amended by a vote of the majority of the outstanding shares.  The effective date of the amendment to the Company’s By-laws was May 4, 2009.  The Amended and Restated By-laws are attached as Exhibit 3.2 to this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation
3.2	Fifth Amended and Restated By-laws of IMS Health Incorporated dated May 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Incorporated

Date: May 5, 2009	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation
3.2	Fourth Amended and Restated By-laws of IMS Health Incorporated dated May 4, 2009